EXHIBIT 99.1

j2 Reports Q3 2013 Results

Reports 37% Revenue Growth versus Q3 2012

Announces Ninth Consecutive Quarterly Dividend Increase to $0.255 per share

LOS ANGELES --- j2 Global, Inc. (NASDAQGS:JCOM) today reported financial results for the third quarter ended September 30, 2013 and announced that its Board of Directors has declared a quarterly cash dividend of $0.255 per share, j2’s ninth consecutive quarterly dividend increase.

THIRD QUARTER 2013 RESULTS

Quarterly revenues increased 37.0% to $127.8 million compared to $93.2 million for Q3 2012 driven primarily by Digital Media revenues of $33.5 million compared to nil for Q3 2012 and 4.2% growth in Business Cloud Services subscription revenues to $93.4 million compared to $89.6 million for Q3 2012, partially offset by a decrease in intellectual property (IP) licensing revenues to $1.0 million from $3.0 million for Q3 2012.

GAAP earnings per diluted share (EPS) was impacted by $0.13 in the quarter due to $0.07 of “additional income tax benefit from prior years” recognized in Q3 2012 but not in Q3 2013, $0.03 from the shortfall in IP licensing revenues and $0.02 in additional interest expense recognized in Q3 2013 from a full-quarter of interest on j2’s Senior Notes versus approximately nine weeks of such interest in Q3 2012, resulting in Q3 2013 GAAP EPS of $0.59 compared to $0.69 for Q3 2012.  Non-GAAP EPS (1)(2) was impacted by $0.06 in the quarter due to $0.03 from the shortfall in IP licensing revenues and $0.02 from the incremental interest expense on j2’s Senior Notes, resulting in Q3 2013 Non-GAAP EPS of $0.64 compared to $0.65 for Q3 2012.

Quarterly EBITDA (3) increased 5.6% to $52.8 million compared to $50.0 million for Q3 2012, despite a reduction of $2.0 million in EBITDA from IP licensing.

Free cash flow (4) for the quarter decreased to $22.3 million compared to $37.1 million for Q3 2012, primarily due to increases in accounts receivable related to the Digital Media division and the timing of payments of accounts payable and accrued expenses versus Q3 2012 resulting in a change in the Company’s working capital accounts of $11.5 million and an increase in capital additions of $4.2 million versus Q3 2012.

Cancel rate (5) for the quarter improved to 2.27% versus 2.28% for Q3 2012, remaining at near historic lows.

Net paid DIDs grew by approximately 29,000 during the quarter and total net paid DIDs deployed at quarter-end reached an all-time high of 2.22 million.

j2 ended the quarter with approximately $375 million in cash and investments.

Key financial results for Q3 2013 versus Q3 2012 are set forth in the following table (in millions, except earnings per share). Reconciliations of non-GAAP earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2013	Q3 2012	% Change
Revenues	$127.8 million	$93.2 million	37.0%
Earnings per Diluted Share (1)	$0.59	$0.69	(14.5)%
Non-GAAP Earnings per Diluted Share (1) (2)	$0.64	$0.65	(1.5)%
EBITDA (3)	$52.8 million	$50.0 million	5.6%
Free Cash Flow (4)	$22.3 million	$37.1 million	(39.9)%

“We are extremely pleased that we have achieved our targeted diversification and growth in revenues in our digital media and business cloud subscription operations while maintaining our focus on profitability and cash flow,” said Hemi Zucker, CEO of j2.  “I am very pleased with the results of our IP licensing operations for the first nine months of the year, which have produced $16.8 million in revenues versus $3.8 million for the comparable year ago period; however, this quarter produced $1.0 million in IP licensing revenues, which is at the low end of our quarterly expectations.”

“In the past six fiscal quarters, we have generated $0.5 million, $3.0 million, $1.8 million, $0.9 million, $14.9 million and $1.0 million in IP licensing revenues,” said Scott Turicchi, president of j2.  “These results clearly demonstrate the value of our IP portfolio and also demonstrate the volatility of this activity, as virtually all of this revenue drops to the bottom line.  The timing of IP licensing revenues is hard to predict as it often involves litigation.”

BUSINESS OUTLOOK

j2 is reaffirming its previously increased fiscal 2013 revenues estimate of between $510 and $535 million and its previously increased fiscal 2013 non-GAAP earnings per diluted share estimate of between $2.78 and $2.98.

Non-GAAP earnings per diluted share for 2013 excludes, prior to tax, acquisition-related integration costs of approximately $7.9 million and share-based compensation of between $9 and $10 million.

It is anticipated that the normalized tax rate for 2013 will be less than 25%.

DIVIDEND

j2’s Board of Directors has approved its tenth consecutive quarterly cash dividend, in this case in the amount of $0.255 per common share, which is a 3.0% increase versus last quarter’s dividend and a 13.3% increase versus the dividend paid in Q4 2012.  This is j2’s ninth consecutive quarterly dividend increase and represents a 27.5% increase versus its first quarterly dividend in September 2011.  The dividend will be paid on December 4, 2013 to all shareholders of record as of the close of business on November 18, 2013.  Future dividends will be subject to Board approval.

Notes:

(1)
The estimated GAAP effective tax rates were approximately 20.5% for Q3 2013 and 19.9% for Q3 2012.  The estimated Non-GAAP effective tax rates were approximately 21.9% for Q3 2013 and 28.1% for Q3 2012.

(2)
For Q3 2013, Non-GAAP earnings per diluted share excludes share-based compensation and certain acquisition-related integration costs, in each case net of tax, totaling $0.05. For Q3 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and “additional income tax benefit from prior years”, in each case net of tax, totaling ($0.04).

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile GAAP to Non-GAAP financial measures referred to in Note (2) above.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)
Cancel rate is defined as cancels related to individual customer DIDs with greater than four months of continuous service (continuous service includes customer DIDs administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. For the quarter, calculated monthly and expressed here as an average over the three months of the quarter. For the year, expressed as an average over the four quarters of the year.

About j2

j2 Global, Inc. (NASDAQGS:JCOM) provides Internet services through its two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 49 countries on six continents. The Digital Media Division consists of Ziff Davis Inc., which offers technology, gaming and lifestyle content through its digital properties which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. Ziff Davis also operates NetShelter Powered by BuyerBase, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2012, j2 had achieved 17 consecutive fiscal years of revenue growth.  For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2013 financial performance.  These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and uncertainties include, among other items: ability to successfully diversify and grow our business, including both the Business Cloud Services and Digital Media Divisions; ability to identify, close and successfully integrate acquisitions; risks of geographic expansion; risks that markets we choose to enter fail to achieve desired levels of growth and profitability prospects; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2, refer to the 2012 Annual Report on Form 10-K filed by j2 on March 1, 2013, and the other reports filed by j2 from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2013 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012

ASSETS
Cash and cash equivalents	$199,181	$218,680
Short-term investments	108,043	105,054
Accounts receivable,
net of allowances of $3,735 and $3,213, respectively	64,279	37,285
Prepaid expenses and other current assets	22,779	15,388
Deferred income taxes	2,729	1,092
Total current assets	397,011	377,499

Long-term investments	66,899	19,841
Property and equipment, net	30,143	19,599
Goodwill	441,687	407,825
Other purchased intangibles, net	196,811	165,316
Deferred income taxes	2,130	1,852
Other assets	3,409	3,238

TOTAL ASSETS	$1,138,090	$995,170

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$68,430	$39,874
Income taxes payable	1,736	3,004
Deferred revenue	35,675	30,493
Liability for uncertain tax positions	5,535	5,523
Deferred income taxes	5,098	33
Total current liabilities	116,474	78,927

Long-term debt	245,548	245,194
Liability for uncertain tax positions	36,010	32,155
Deferred income taxes	41,635	32,393
Deferred revenue	12,041	1,609
Other long-term liabilities	1,787	1,557
Mandatorily redeemable financial instrument	9,760	8,740
Total liabilities	463,255	400,575

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	459	451
Additional paid-in capital	191,287	169,542
Retained earnings	475,979	424,790
Accumulated other comprehensive income (loss)	8,646	(88)
Total j2 Global, Inc. stockholder's equity	676,371	594,695
Noncontrolling interest	(1,536)	(100)
Total stockholders' equity	674,835	594,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,138,090	$995,170

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012

Revenues	$127,788	$93,246	$382,766	$269,363

Cost of revenues (including share-based compensation of $162 and $581 for the three and nine months of 2013, respectively, and $199 and $633 for the three and nine months of 2012, respectively)	21,801	16,303	64,715	48,354
Gross profit	105,987	76,943	318,051	221,009

Operating expenses:
Sales and marketing (including share-based compensation of $465 and $1,315 for the three and nine months of 2013, respectively, and $390 and $1,117 for the three and nine months of 2012, respectively)	34,787	15,190	99,638	43,910
Research, development and engineering (including share-based compensation of $103 and $311 for the three and nine months of 2013, respectively, and $111 and $344 for the three and nine months of 2012, respectively)	6,000	4,692	19,134	13,798
General and administrative (including share-based compensation of $1,695 and $4,901 for the three and nine months of 2013, respectively, and $1,703 and $4,757 for the three and nine months of 2012, respectively)	25,892	14,784	74,377	43,387

Total operating expenses	66,679	34,666	193,149	101,095

Income from operations	39,308	42,277	124,902	119,914
Interest and other (expense) income, net	(4,576)	(2,747)	(14,109)	(2,657)
Income before income taxes	34,732	39,530	110,793	117,257
Income tax expense	7,105	7,880	24,428	25,880
Net income	27,627	31,650	86,365	91,377
Less net loss attributable to noncontrolling interest	(179)	—	(403)	—
Net income attributable to j2 Global, Inc. common stockholders	$27,806	$31,650	$86,768	$91,377

Basic net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.60	$0.69	$1.88	$1.97

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.59	$0.69	$1.85	$1.96

Basic weighted average shares outstanding	45,729,171	45,002,565	45,441,265	45,590,160

Diluted weighted average shares outstanding	46,291,631	45,340,111	46,066,604	45,897,389

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012

Cash flows from operating activities:
Net income	$86,365	$91,377
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	28,424	15,555
Accretion and amortization of discount and premium of investments	1,323	1,090
Amortization of financing costs and discounts	456	104
Share-based compensation	7,108	6,816
Excess tax benefit from share-based compensation	(3,171)	(1,016)
Provision for doubtful accounts	2,565	3,520
Deferred income taxes	472	(1,012)
Decrease (increase) in:
Accounts receivable	(7,495)	(7,032)
Prepaid expenses and other current assets	945	(951)
Other assets	285	(362)
(Decrease) increase in:
Accounts payable and accrued expenses	4,035	168
Income taxes payable	(3,286)	7,112
Deferred revenue	13,049	1,611
Liability for uncertain tax positions	3,867	6,538
Other liabilities	(62)	(1)
Net cash provided by operating activities	134,880	123,517

Cash flows from investing activities:
Maturity of certificate of deposit	42,615	8,000
Purchase of certificates of deposit	(22,071)	(34,674)
Sales of available-for-sale investments	82,889	64,581
Purchases of available-for-sale investments	(139,955)	(140,785)
Purchases of property and equipment	(11,115)	(3,746)
Purchases of intangible assets	(2,784)	(3,668)
Acquisition of businesses, net of cash received	(81,566)	(25,108)
Net cash used in investing activities	(131,987)	(135,400)

Cash flows from financing activities:
Issuance of long-term debt	—	245,000
Debt issuance costs	(47)	(1,342)
Repurchases of common stock and restricted stock	(4,513)	(60,261)
Issuance of common stock under employee stock purchase plan	161	109
Exercise of stock options	13,515	4,865
Excess tax benefit from share-based compensation	3,171	1,016
Dividends paid	(33,267)	(29,940)
Other	(171)	—
Net cash (used in) provided by financing activities	(21,151)	159,447

Effect of exchange rate changes on cash and cash equivalents	(1,241)	591

Net (decrease) increase in cash and cash equivalents	(19,499)	148,155
Cash and cash equivalents at beginning of period	218,680	139,359
Cash and cash equivalents at end of period	$199,181	$287,514

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of additional income tax benefit from prior years and (4) elimination of income tax provision associated with share-based compensation and certain acquisition-related integration costs.

	THREE MONTHS ENDED SEPTEMBER 30, 2013				THREE MONTHS ENDED SEPTEMBER 30, 2012

			(2)				(3)
			Acquisition-				Additional
		(1)	related			(1)	Income Tax
		Share-based	Integration	Non-		Share-based	Benefit from	Non-
	GAAP	Compensation	Costs	GAAP	GAAP	Compensation	Prior Years	GAAP

Revenues	$127,788	—	(814)	$126,974	$93,246	—	—	$93,246

Cost of revenues	21,801	(162)	—	21,639	16,303	(199)	—	16,104

Operating expenses:
Sales and marketing	34,787	(465)	(1,379)	32,943	15,190	(390)	—	14,800
Research, development and engineering	6,000	(103)	—	5,897	4,692	(111)	—	4,581
General and administrative	25,892	(1,695)	(373)	23,824	14,784	(1,717)	—	13,067

Interest and other (expense) income, net	(4,576)	—	—	(4,576)	(2,747)	—	—	(2,747)

Income tax provision (4)	7,105	831	403	8,339	7,880	832	3,066	11,778

Net income attributable to j2 Global, Inc.
common stockholders	$27,806	1,594	535	$29,935	$31,650	1,585	(3,066)	$30,169

Net income per share attributable to j2 Global, Inc. common stockholders*:
Basic	$0.60	0.04	0.01	$0.64	$0.69	0.04	(0.07)	$0.66
Diluted	$0.59	0.03	0.01	$0.64	$0.69	0.04	(0.07)	$0.65

* The reconciliation of Net income per share from GAAP to non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of gain on sale of certain investment; (4) elimination of additional income tax benefit from prior years and (5) elimination of income tax provision associated with share-based compensation, certain acquisition-related integration costs and gain on sale of certain investment.

	NINE MONTHS ENDED SEPTEMBER 30, 2013				NINE MONTHS ENDED SEPTEMBER 30, 2012

			(2)				(2)		(4)
			Acquisition-				Acquisition-	(3)	Additional
		(1)	related			(1)	related	Gain on	Income Tax
		Share-based	Integration	Non-		Share-based	Integration	Sale of	Benefit from	Non-
	GAAP	Compensation	Costs	GAAP	GAAP	Compensation	Costs	Investment	Prior Years	GAAP

Revenues	$382,766	—	(2,206)	$380,560	$269,363	—	—	—	—	$269,363

Cost of revenues	64,715	(581)	(88)	64,046	48,354	(633)	(6)	—	—	47,715

Operating expenses:
Sales and marketing	99,638	(1,315)	(4,432)	93,891	43,910	(1,117)	(90)	—	—	42,703
Research, development and engineering	19,134	(311)	(579)	18,244	13,798	(344)	(5)	—	—	13,449
General and administrative	74,377	(4,901)	(4,122)	65,354	43,387	(4,847)	(48)	—	—	38,492

Interest and other (expense) income, net	(14,109)	—	—	(14,109)	(2,657)	—	—	(180)	—	(2,837)

Income tax provision (5)	24,428	2,384	3,009	29,821	25,880	2,275	34	(43)	3,066	31,212

Net income attributable to j2 Global, Inc.
common stockholders	$86,768	4,724	4,006	$95,498	$91,377	4,666	115	(137)	(3,066)	$92,955

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$1.88	0.11	0.09	$2.07	$1.97	0.10	0.00	0.00	(0.07)	$2.00
Diluted	$1.85	0.10	0.09	$2.04	$1.96	0.10	0.00	0.00	(0.07)	$1.99

* The reconciliation of Net income per share from GAAP to non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012

Net income	$27,627	$31,650	$86,365	$91,377
Plus:
Interest and other expense, net	4,576	2,747	14,109	2,657
Income tax expense	7,105	7,880	24,428	25,880
Depreciation and amortization	10,178	5,351	28,426	15,531
Reconciliation of GAAP to Non-GAAP financial measures:
Share-based compensation	2,425	2,417	7,108	6,941
Acquisition-related integration costs	938	—	7,015	149
EBITDA	$52,849	$50,045	$167,451	$142,535

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to non-GAAP financial measures, including (1) share-based compensation and (2) certain acquisition-related integration costs.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, Net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2013
Net cash provided by operating activities	$40,048	$68,973	$25,859	—	$134,880
Less: Purchases of property and equipment	(1,933)	(4,056)	(5,126)	—	(11,115)
Add: Excess tax benefit from share-based compensation	280	1,301	1,590	—	3,171
Free cash flows	$38,395	$66,218	$22,323	$—	$126,936

2012
Net cash provided by operating activities	$38,942	$46,382	$38,193	$46,394	$169,911
Less: Purchases of property and equipment	(1,159)	(1,631)	(956)	(1,159)	(4,905)
Add: Excess tax benefit (deficit) from share-based compensation	286	821	(91)	(55)	961
Free cash flows	$38,069	$45,572	$37,146	$45,180	$165,967

The Company discloses non-GAAP Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful  information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.